UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2015

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103	66103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: (913) 353-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2015, Aratana Therapeutics, Inc. (the “Company”) entered into an office building lease agreement (the “Lease”) with Academy 1740, Inc. (the “Landlord”) pursuant to which the Company has agreed to lease approximately 17,600 square feet of office space in Leawood, Kansas for the Company’s corporate office headquarters.  The Company also has the right, subject to certain conditions, to be offered additional space in the building as it becomes available during the term of the Lease.  The Company’s monthly base rent obligation is approximately $34,500 during the first year of the Lease and increases approximately two percent annually thereafter.  Beginning in 2017, the Company will also be obligated to pay its proportionate share of any increase in direct expenses above and beyond the direct expenses included in the base rent in the first year.

Pursuant to the terms of the Lease, the commencement date would be the earlier of January 1, 2016 or the date the Company commences operations from the premises.  The initial term of the Lease expires on February 28, 2021 and the Company has two options to renew for additional five year terms, which must be exercised by written notice at least nine months prior to the end of the relevant term.  The Company has a one-time early termination right at the third anniversary of the Lease subject to certain early termination payment penalties, including payments equivalent to approximately four months of base rent and repayment of certain unamortized tenant allowances and commissions.

The Lease contains customary default provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations under the Lease within specified time periods, or upon bankruptcy or insolvency of the Company.  The Lease also contains other customary provisions for real property leases of this type.

The foregoing description of the Lease is qualified in its entirety by reference to the provisions of the Lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information about the Lease disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Office Building Lease, dated as of October 8, 2015, by and between Aratana Therapeutics, Inc. and Academy 1740, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: October 13, 2015	By:	/s/ Steven St. Peter

Steven St. Peter, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Building Lease, dated as of October 8, 2015, by and between Aratana Therapeutics, Inc. and Academy 1740, Inc.